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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                           ----------------------------------

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                          ----------------------------------


           Date of Report (Date of earliest event reported): March 20, 1998



                           AFFILIATED MANAGERS GROUP, INC.
                  (Exact name of Registrant as specified in charter)



          Delaware                        001-13459               043218510
(State or other jurisdiction      (Commission file number)      (IRS employer
      of incorporation)                                     identification no.)


                Two International Place, 23rd Floor, Boston, MA 02110
                 (Address of principal executive offices)  (Zip Code)

                                    (617) 747-3300
                 (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

     On March 20, 1998, Affiliated Managers Group, Inc. ("AMG") acquired a 68% interest in Essex Investment Management Company, LLC ("Essex"), successor to Essex Investment Management Company, Inc. In the transaction, a wholly-owned subsidiary of AMG merged into Essex Investment Company, Inc. with AMG paying $69.6 million in a combination of cash and the assumption of liabilities (all of which were satisfied at closing), and 1,750,942 shares of AMG's newly designated Series C Non-Voting Convertible Stock (the "Series C Stock"). Each share of Series C Stock will automatically convert into one share of AMG's Common Stock, $.01 par value per share, on March 20, 1999, or upon certain extraordinary events. Following the transaction, senior executives at Essex own the remaining 32% interest in Essex.

     This transaction will be accounted for under the purchase method of accounting. AMG financed the cash portion of the purchase price out of borrowings under AMG's existing $300 million revolving credit facility.

     Essex is a Boston-based investment advisor which manages approximately $4.6 billion for a variety of institutional and private clients. Founded in 1976 by Joseph C. McNay, Chairman and Chief Investment Officer, Essex specializes in investing in growth equities and fixed income securities employing a fundamental research-driven approach. As part of the transaction, Mr. McNay, as well as Steven D. Cutler, President, and Steven R. Clark, Executive Vice President, entered into ten (10) year employment contracts with Essex.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

     Audited balance sheets of Essex Investment Management Company, Inc. as of November 30, 1997 and November 30, 1996 and audited statements of income and cash flows for the three years ended November 30, 1997.

     To be filed by amendment on or before June 3, 1998.

     (b)  Pro Forma Financial Statements.

     Pro forma condensed balance sheet as of December 31, 1997, pro forma condensed statements of income for the year then ended, and accompanying explanatory notes.

     To be filed by amendment on or before June 3, 1998.

     (c)  Exhibits.

Number  Description
------  -----------

2.7 Agreement and Plan of Reorganization, dated as of January 15, 1998, by and among Affiliated Managers Group, Inc., Constitution Merger Sub, Inc., Essex Investment Management Company, Inc. and certain stockholders of Essex Investment Management Company, Inc. (1)

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2.8     Amendment to Agreement and Plan of Reorganization dated March
        19, 1998, by and among Affiliated Managers Group, Inc., Constitution Merger Sub, Inc., Essex Investment Management Company, Inc. and certain of the stockholders of Essex Investment Management Company, Inc. (1)

10.15 Essex Investment Management Company, LLC Amended and Restated Limited Liability Company Agreement dated March 20, 1998, by and among Affiliated Managers Group, Inc. and the members identified therein.
        (1)

10.16   Form of Employment Agreement. (1)

99.1 Press release, dated January 15, 1998 (filed for informational purposes).

99.2    Press Release, dated March 20, 1998.

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(1) Incorporated by reference to the exhibit of that number in the Company's
    Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AFFILIATED MANAGERS GROUP, INC.

                                   By: /s/ Sean M. Healey
                                      -----------------------------
                                      Name:  Sean M. Healey
                                      Title: Executive Vice President


DATE: April 3, 1998


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                                    EXHIBIT INDEX

Number     Description
------     -----------
2.7 Agreement and Plan of Reorganization, dated as of January 15, 1998, by and among Affiliated Managers Group, Inc., Constitution Merger Sub, Inc., Essex Investment Management Company, Inc. and certain stockholders of Essex Investment Management Company, Inc. (1)

2.8        Amendment to Agreement and Plan of Reorganization dated March
           19, 1998, by and among Affiliated Managers Group, Inc., Constitution Merger Sub, Inc., Essex Investment Management Company, Inc. and certain of the stockholders of Essex Investment Management Company, Inc. (1)

10.14 Amended and Restated Limited Liability Company Agreement of Essex Investment Management Company, LLC, dated March 20, 1998. (1)

10.15      Form of Employment Agreement. (1)

99.1 Press release, dated January 15, 1998 (filed for informational purposes).

99.2       Press Release, dated March 20, 1998.

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(1) Incorporated by reference to the exhibit of that number in the Company's
    Annual Report on Form 10-K for the fiscal year ended December 31, 1997.